UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): MAY 17, 2007


                          L-1 IDENTITY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                     000-21559                  02-08087887
(State or other jurisdiction   (Commission file number)        (I.R.S. employer
     of incorporation)                                       identification no.)



                  177 BROAD STREET, STAMFORD, CONNECTICUT 06901
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (203) 504-1100

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On May 17, 2007, L-1 Identity Solutions, Inc. (the "Company") completed an offering of $175 million aggregate principal amount of its 3.75% Convertible Senior Notes due 2027 (the "Notes") pursuant to a purchase agreement, dated May 10, 2007 (the "Purchase Agreement"), by and among the Company, L-1 Identity Solutions Operating Company and Bear, Stearns & Co. Inc. and Banc of America Securities LLC, as representatives (the "Representatives") of the several initial purchasers named therein (the "Initial Purchasers"). A copy of the Purchase Agreement, which was previously disclosed in the Company's Form 8-K filed on May 11, 2007, is attached to this Form 8-K as Exhibit 10.1. The $175 million aggregate principal amount of the Notes includes Notes issued in connection with the exercise in full by the Initial Purchasers of their option to purchase an additional $25 million aggregate principal amount of the Notes. The aggregate discount received by the Initial Purchasers was approximately $4.8 million in connection with the offering of the Notes.

         The Initial Purchasers and their affiliates have engaged in, or may in the future engage in, investment banking, commercial banking, corporate trust, financial services and other commercial dealings in the ordinary course of business with the Company. They have received and may in the future receive customary fees and commissions for these transactions. In particular, affiliates of Bear, Stearns & Co. and Banc of America Securities LLC are parties to the Company's October 19, 2006 credit agreement as lenders, agents and arrangers. The spouse of the Company's Executive Vice President, Corporate Communications is a partner and senior investment banker at Bear, Stearns involved with the engagement.

         The Notes and the shares of the Company's common stock, par value $0.001 per share ("Common Stock"), issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

         The Notes are governed by an indenture, dated May 17, 2007 (the "Indenture"), between the Company and The Bank of New York, as trustee. A copy of the Indenture is attached to this Form 8-K as Exhibit 4.1 and the description of the Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and the Notes, respectively.

         The Notes will be convertible only under certain circumstances, as described below. If, at the time of conversion, the daily volume-weighted average price per share for a 25 trading day period calculated in accordance with the Indenture (as defined in greater detail in the Indenture, "VWAP") of Common Stock is less than or equal to $32.00 per share, which is referred to as the base conversion price, the Notes will be convertible into 31.25 shares of common stock per $1,000 principal amount of the Notes, subject to adjustment upon the occurrence of certain events. If, at the time of conversion, the VWAP


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of the Common Stock exceeds the base conversion price of $32.00 per share, the conversion rate will be determined pursuant to a formula resulting in holders' receipt of up to an additional 14 shares of Common Stock per $1,000 principal amount of the Notes, subject to adjustment upon the occurrence of certain events and determined as set forth in the Indenture. The Notes are convertible until the close of business on the second business day immediately preceding May 15, 2027, in multiples of $1,000 in principal amount, at the option of the holder under the following circumstances: (1) during the five business-day period after any five consecutive trading day period (the "measurement period") in which the trading price per Note for each day of such measurement period was less than 98% of the product of the last reported sale price of Common Stock and the applicable conversion rate for such trading day; (2) during any fiscal quarter after June 30, 2007, if the last reported sale price of Common Stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the base conversion price on the related trading day; (3) if the Company calls any or all of the Notes for redemption; and (4) upon the occurrence of specified corporate transactions described in the Indenture. Upon conversion, the Company has the right to deliver shares of Common Stock based upon the applicable conversion rate, or a combination of cash and shares of Common Stock, if any, based on a daily conversion value as described above calculated on a proportionate basis for each trading day of a 25 trading-day observation period. In the event of a fundamental change as specified in the Indenture, the Company will increase the conversion rate by a number of additional shares of Common Stock specified in the Indenture, or, in lieu thereof, the Company may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the Notes will become convertible into shares of the acquiring or surviving company.

         The Notes bear interest at a rate of 3.75% per year payable semiannually in arrears in cash on May 15 and November 15 of each year, beginning November 15, 2007. The Notes will mature on May 15, 2027, unless earlier converted, redeemed or repurchased. The Company may redeem the notes at its option, in whole or in part, on or after May 20, 2012, subject to prior notice as provided in the Indenture. The redemption price during that period will be equal to the principal amount of the notes to be redeemed, plus any accrued and unpaid interest.

         The Notes are the Company's senior unsecured obligations and will rank in right of payment equally with the Company's senior indebtedness, effectively subordinated to any of the Company's secured indebtedness to the extent of the value of collateral securing such indebtedness and structurally subordinated to all of the liabilities and preferred stock of the Company's subsidiaries. The Notes could become immediately due and payable upon the occurrence of customary events of default, including insolvency events, cross-default events involving $15 million or more, and failure to make payments required under the Notes or to convert the Notes pursuant to their terms

         In connection with the closing of the sale of the Notes, the Company entered into a registration rights agreement, dated as of May 17, 2007, with the Representatives (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to file a shelf registration statement covering resales of the Notes and Common Stock issuable upon the conversion of the Notes within 120 days, and


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cause it to become effective under the Securities Act no later than 210 days, after the original date of issuance of the Notes and to deliver registered shares of Common Stock upon conversion of the Notes. Subject to certain rights to suspend use of the shelf registration statement, the Company agreed to use its commercially reasonable efforts to keep the shelf registration statement effective after its effective date until the earlier of (1) the resale of all Notes and Common Stock issuable upon conversion of the Notes in accordance with the shelf registration statement, (2) the expiration of the holding period applicable to the Notes and Common Stock issuable upon conversion of the Notes under Rule 144(k) under the Securities Act, (3) the date on which all Notes and Common Stock issuable upon conversion of the Notes are freely transferable by persons who are not affiliates of the Company without registration under the Securities Act or (4) the date on which all Notes and Common Stock issuable upon conversion of the Notes cease to be outstanding. The Company will be required to pay additional interest, subject to some limitations, to the holders of the Notes if it fails to comply with its obligation to register the Notes and the Common Stock issuable upon conversion of the Notes. A copy of the Registration Rights Agreement is attached to this Form 8-K as Exhibit 4.3 and this description is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

         On May 10, 2007, the Company also entered into a prepaid forward share purchase transaction with one of the Initial Purchasers. Pursuant to this transaction, the Company agreed to purchase approximately 3.5 million shares of Common Stock. Upon consummation of the offering of the Notes, the Company prepaid the counterparty to the prepaid forward transaction approximately $70 million for the shares, which are to be delivered to the Company over a settlement period of 25 consecutive trading days commencing 28 trading days prior to May 21, 2012. The transaction is subject to early settlement or settlement with alternative consideration in the event of certain significant corporate transactions such as a change in control. A copy of the confirmation of the prepaid forward share purchase transaction (the "Confirmation"), which was previously disclosed in the Company's Form 8-K filed on May 11, 2007, is attached to this Form 8-K as Exhibit 10.2 and this description is a summary and is qualified in its entirety by the terms of the Confirmation.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

         The information required by Item 3.02 is contained in Item 1.01 and is incorporated herein by reference.

ITEM 8.01.  OTHER EVENTS.

         On May 17, 2007, the Company issued the press release filed herewith as
Exhibit 99.1 and incorporated herein by reference.


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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

    Exhibit No.                         Description
    -----------                         -----------

         4.1 Indenture related to the Convertible Senior Notes due 2027, dated as May 17, 2007, between L-1 Identity Solutions, Inc. and The Bank of New York, as trustee (including form of 3.75% Convertible Senior Notes due 2027).

         4.2 Form of 3.75% Convertible Senior Notes due 2027 (included as Exhibit A to Exhibit 4.1 hereto).

         4.3 Registration Rights Agreement, dated as of May 17, 2007, by and among L-1 Identity Solutions, Inc. and Bear, Stearns & Co. Inc. and Banc of America Securities LLC, as representatives of the initial purchasers.

         10.1 Purchase Agreement, dated as of May 10, 2007, by and among L-1 Identity Solutions, Inc., L-1 Identity Solutions Operating Company and Bear, Stearns & Co. Inc. and Banc of America Securities LLC, as representatives of the initial purchasers.

         10.2 Confirmation, dated May 10, 2007, between L-1 Identity Solutions, Inc. and Bear, Stearns International Limited.

         99.1     Press Release dated May 17, 2007.







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 22, 2007
                                            L-1 IDENTITY SOLUTIONS, INC.


                                            By:   /s/  James A. DePalma
                                                 -------------------------------
                                                 James A. DePalma
                                                 Executive Vice President, Chief
                                                 Financial Officer and Treasurer














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                                  EXHIBIT INDEX



    Exhibit No.                         Description
    -----------                         -----------

         4.1 Indenture related to the Convertible Senior Notes due 2027, dated as May 17, 2007, between L-1 Identity Solutions, Inc. and The Bank of New York, as trustee (including form of 3.75% Convertible Senior Notes due 2027).

         4.2 Form of 3.75% Convertible Senior Notes due 2027 (included as Exhibit A to Exhibit 4.1 hereto).

         4.3 Registration Rights Agreement, dated as of May 17, 2007, between L-1 Identity Solutions, Inc. and Bear, Stearns & Co. Inc. and Banc of America Securities LLC, as representatives of the initial purchasers.

         10.1 Purchase Agreement, dated as of May 10, 2007, by and among L-1 Identity Solutions, Inc., L-1 Identity Solutions Operating Company and Bear, Stearns & Co. Inc. and Banc of America Securities LLC, as representatives of the initial purchasers.

         10.2 Confirmation, dated May 10, 2007, between L-1 Identity Solutions, Inc. and Bear, Stearns International Limited.

         99.1     Press Release dated May 17, 2007















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